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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                         Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126              fka,  Bankers Trust Company
Chicago, IL  60670                          60 Wall Street, 26th Floor - MS
Attn: Corporate Trust Administration        NYC60-2606 New York, New York 10005
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax: (312) 407-1708                         Structured Finance
                                            Phone: (212) 250-8522
                                            Fax: (212) 797-8606

MBIA  Insurance Corporation                 Key Bank USA, National Association
113 King Street                             800 Superior Ave, 4th Floor
Armonk, NY 10504                            Cleveland, Ohio 44114
ATTN: Data Administration                   ATTN: President, KER
Phone  (914) 765-3772                       Phone: (216) 828-4293
Fax: (914) 765-3810                         Fax: (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer, and Administrator, KeyCorp Student Loan Trust 2000-B, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2003 through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                            Key Bank USA, National Association,
                                            as Administrator

                                            by:
                                                     /S/ DARLENE H. DIMITRIJEVS
                                            ------------------------------------
Date: February 19, 2004                     Name: Darlene H. Dimitrijevs, CPA
                                            Title: Senior Vice President

                                            by:
                                                     /S/ DEBRA S. FRONIUS
                                            ------------------------------------
                                            Name: Debra S. Fronius
                                            Title: Vice President